                                                                   EXHIBIT 10.35


                    EXCESS OF LIABILITY REINSURANCE AGREEMENT

THIS EXCESS OF LIABILITY REINSURANCE AGREEMENT (this "Agreement") is made and entered into as of October 1, 2004, by and among TOWER INSURANCE COMPANY OF NEW YORK, an insurance company organized under the laws of New York ("Reinsurer"), STATE NATIONAL INSURANCE COMPANY, INC., an insurance company organized under the laws of the State of Texas ("Company"), and TOWER RISK MANAGEMENT CORPORATION, a corporation organized under the laws of the State of New York ("General Agent");

                              W I T N E S S E T H:

THAT, in consideration of the mutual covenants hereinafter contained and upon the terms and conditions hereinbelow set forth, the parties hereto agree as follows:

                                    PREAMBLE

         It is understood that the Company, the Reinsurer and the General Agent (hereinafter identified collectively as the "Parties") hereto wish to enter into a reinsurance arrangement through which the Company is to bear no business, credit or insurance risk whatsoever in connection with the insurance policies issued through the General Agent (the "Subject Program"). In this regard, the Company has reinsured the underwriting risks arising from the Subject Program with Platinum Underwriters Reinsurance, Inc. and Hannover Ruchversicherungs AG pursuant to that certain Quota Share Reinsurance Agreement dated effective October 1, 2004, by and between the Company and Platinum Underwriters Reinsurance, Inc. and Hannover Ruchversicherungs AG (the "2004 Quota Share Reinsurance Agreement"), attached as Exhibit A hereto. As a condition precedent to the Company's agreement to permit policies to be issued in the name of the Company pursuant to the Subject Program, the Reinsurer shall hold the Company harmless and indemnify it for these and all risks arising from the Subject Program other than those reinsured by Platinum Underwriters Reinsurance, Inc. and Hannover Ruchversicherungs AG pursuant to the 2004 Quota Share Reinsurance Agreement. All provisions of this Agreement shall be interpreted so as to be in accord with this Preamble. The sole consideration provided by the Company, in exchange for the fees set forth in Article VII herein, is to permit the Policies (as hereinafter defined) which are reinsured under this Agreement and under the 2004 Quota Share Reinsurance Agreement, to be issued in the name of the Company. All provisions of this Agreement shall be interpreted so as to be in accord with this Preamble.

                                    ARTICLE I
                               BUSINESS REINSURED

1.01 The Reinsurer hereby reinsures any and all liability accruing to the Company in connection with the Subject Program (other than those liabilities reinsured with Platinum Underwriters Reinsurance, Inc. and Hannover Ruchversicherungs AG pursuant to the 2004 Quota Share Reinsurance Agreement), including without limitation, every claim, demand, liability, loss, damage, cost, charge, attorneys' fees, expense, suit, order, judgment, and adjudication of whatever kind or character arising out of or in connection with the Subject Program, the business reinsured thereunder (including, but not limited to, credit loss, and/or run-off expense and/or all legal fees and expenses incurred by the Company in asserting its rights under this Agreement). The Reinsurer shall also pay any and all liability assumed by the Company in respect of the Trust Account investment performance required in Article 12 of the 2004 Quota Share Reinsurance Agreement. The Reinsurer's obligation hereto relates to, but is not limited to, the following: all liability for agents' balances; return premiums and commissions; deceptive trade practice liability; premiums, policy fees or other charges; costs, liability, damages, fees and/or expenses incurred by the Company due to a lawsuit between the Reinsurer and the General Agent (any dispute involving the Company and the Reinsurer is subject to arbitration); all actions or inactions by the General Agent relating to this Agreement, any agreement with a premium finance company or claims administrator; and/or all fees and/or commissions owing to the General Agent under this and the aforementioned related agreements.



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1.02 Maximum policy limits for Policies are as set forth in Article 6 of the
2004 Quota Share Reinsurance Agreement.

                                   ARTICLE II
                               ORIGINAL CONDITIONS

2.01 Business ceded hereunder shall include every original policy, rewrite, renewal or extension (whether before or after the termination of this Agreement) required by applicable statute, or by rule or regulation of any policy of insurance ceded hereunder by the Company to the Reinsurer.

2.02 The liability of the Reinsurer shall commence obligatorily and simultaneously with that of the Company as soon as the Company becomes liable, and the premium on account of such liability shall be credited to the Reinsurer from the original date of the Company's liability.

2.03 All reinsurance for which the Reinsurer shall be liable, by virtue of this Agreement, shall be subject, in all respects, to the same rates, terms, conditions, interpretations, waivers, the exact proportion of premiums paid to the Company without any deduction for brokerage, and to the same modifications, alterations and cancellations, as the respective insurance of the Company to which such reinsurance relates, the true intent of this Agreement being that the Reinsurer shall, in every case to which this Agreement applies and in the proportion specified herein, follow the fortunes of the Company.

2.04 Nothing herein shall in any manner create any obligations, establish any rights or create any direct right of action against the Reinsurer in favor of any third party, or other person not party to this Agreement; or create any privity of contract between the policyholders and the Reinsurer.

                                   ARTICLE III
                 COMMENCEMENT, TERMINATION, TERMS AND CONDITIONS

3.01 This Agreement shall become effective on October 1, 2004 at 12:01 A.M., Eastern Standard Time as respects losses arising out of occurrences commencing under Policies written on or after such date at the offices of the Company, and shall remain continuously in force unless terminated as provided herein.

3.02 This Agreement shall continue from the effective date and thereafter until termination of the 2004 Quota Share Reinsurance Agreement. The parties may not cancel this Agreement independent of the 2004 Quota Share Reinsurance Agreement, and this Agreement shall terminate automatically and only upon termination of the 2004 Quota Share Reinsurance Agreement.



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3.03 When this Agreement terminates for any reason, reinsurance hereunder shall continue to apply to the business in force at the time and date of termination until expiration or cancellation of such business. It is understood that any Policies with effective dates prior to the termination date but issued after the termination date are covered under this Agreement. Additionally, the reinsurance hereunder shall continue to apply as to Policies which must be issued or renewed, as a matter of state law or regulation or because a sub-agent has not been timely canceled, until the expiration dates on said Policies.

3.04 Upon termination of this Agreement, the Reinsurer, General Agent and the Company shall not be relieved of or released from any obligation created by or under this Agreement in relation to payment, expenses, reports, accounting or handling, which relate to outstanding insurance business under this Agreement existing on the date of such termination. The parties hereto expressly covenant and agree that they will cooperate with each other in the handling of all such run-off insurance business until all policies have expired either by cancellation or by terms of such policies and all outstanding losses and loss adjustment expenses have been settled. While by law and regulation, the Company recognizes its primary obligations to its policyholders, the Reinsurer recognizes that to the extent possible there shall be no cost or involvement by the Company in servicing this run-off. All costs and expenses associated with handling of such run-off business following the cancellation or termination of this Agreement shall be borne solely by the General Agent and, to the extent not borne by the General Agent, solely by Reinsurer. If for any reason the General Agent fails or is unable to service any such run-off business (or any business while this Agreement is still in effect), including the payment of claims, then consistent with this Agreement, the Reinsurer's obligation with respect to such run-off business shall continue and the Reinsurer shall either service such run-off business directly or appoint, at the Reinsurer's expense, a successor to the General Agent, subject to the approval of the Company, which approval shall not be unreasonably withheld. Such successor shall perform all of the duties and obligations of the General Agent with respect to servicing such run-off business including the payment of claims.

3.05 This Agreement provides for termination on a run-off basis. The relevant provisions of this Agreement shall apply to business being run off.

3.06 Upon termination of this Agreement, the Reinsurer shall ensure the General Agent takes those actions necessary, including, but not limited to, sending statutorily prescribed non-renewal notices to insureds in a timely manner to effectuate the intent that there be no renewals or new policies (but for those required by applicable law or regulation) after the termination of this Agreement.

                                   ARTICLE IV
                        LOSS AND LOSS ADJUSTMENT EXPENSE

4.01 All loss settlements made by the Company or the General Agent under the terms of this Agreement, whether under strict policy conditions or by way of compromise, shall be unconditionally binding upon the Reinsurer in proportion to its participation, and the Reinsurer shall benefit proportionately in all salvage and recoveries. The Reinsurer shall assume and be liable for and pay on behalf of the Company, all losses incurred in connection with the risks covered by this Agreement, including, but not limited to, judgments (including interest thereon) and settlements in connection therewith. The Reinsurer shall also be liable for and pay on behalf of the Company all costs, expenses, and fees (including, but not limited to, attorney's fees) incurred by the Company in connection with the investigation or settlement or contesting the validity of claims or losses covered under this Agreement (this shall include but, of course, is not limited to, costs, expenses and fees resulting from a declaratory judgment or injunctive action brought by an insured or other person).



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4.02 The Reinsurer's share of losses, expense and loss recovery shall be carried into the monthly accounting for which provision is hereinafter made.

4.03 All records pertaining to claims arising under insurance policies issued on behalf of the Company through or by the General Agent subject to this Agreement shall be deemed to be jointly owned records of the Company and the Reinsurer, and shall be made available to the Company or the Reinsurer or their respective representatives or any duly appointed examiner for any state within the United States; and these records shall be kept in the State of New York or such other jurisdiction as may be required by applicable state law or regulation. Notwithstanding the foregoing, the Reinsurer is authorized to maintain duplicate working files of all such records outside the State of New York. The Company, the Reinsurer and the General Agent each agree that it will not destroy any such records in its possession without the prior written approval of the other parties except that the Company shall not be required to retain files longer than required by the guidelines set forth by any applicable state department of insurance.

4.04 The Reinsurer shall, or shall cause the General Agent to, establish a separate claim register or method of recording claims arising under the Policies covered by this Agreement so that all claims may be segregated and identified separate and apart from other records of the Reinsurer or General Agent, with such claims register to identify each claim on an individual case basis both as to identify the insured(s) and the claimant, the reserve for loss and adjusting expense. Such claim register shall be kept in a manner whereby the Company can, at any time, determine the status of any claim arising under Policies covered by this Agreement. Such records shall reflect the amount of reserves established for the individual claim and the date when such reserve was established, and if closed, whether such claim was closed with or without payment, and if with payment, the amount paid thereon.

                                    ARTICLE V
                             REPORTS AND REMITTANCES

5.01 In lieu of the Company furnishing the Reinsurer with bordereaux showing the particulars of all reinsurances ceded hereunder, the Reinsurer shall furnish or cause to be furnished to the Company, within forty-five (45) days after the close of each of the respective periods indicated below (on forms agreeable to the Parties), with monthly, quarterly and annual reports showing the following statistical data in respect to the business reinsured hereunder:

      (a) Monthly, with the data segregated by the respective business segments.

            (i) Net and ceded premiums written. (ii) Net and ceded unearned premiums.

            (iii)  Net and ceded losses paid.

            (iv)   Net and ceded adjustment expenses paid during this month.

            (v)    Ceded adjustment expenses paid during this month.

            (vi)   Losses outstanding.

            (vii)  Ceding commission due the Company.

            (viii) Commission due the General Agent.



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      (b)   Annually, with the data segregated by the respective business segments.

            (i) Annual summaries of net premiums written, net losses paid, net adjusting expenses paid during the year in such form so as to enable the Company to record such data in its annual convention statement. Such information is to be furnished not later than February 15th of the following year. In force and unearned premium segregated as to advance premiums, premiums running twelve (12) months or less from inception date of policy, and premiums running more than twelve (12) months from inception date of policy in such form as to enable the Company to record such data in its convention annual statement.

            (ii) Annual summaries of net premiums written by geographical location in such form as to enable the Company to record such premiums in its annual report to the Texas Catastrophe Property Insurance Association.

      (c)   Periodic, with data segregated by the respective business segments.

                  Statistical or other data as may be requested from time to time by regulatory authorities.

5.02 In order to facilitate the handling of the business reinsured under this Agreement, the Reinsurer agrees to furnish the Company with any additional reports necessary to provide the information needed by the Company to prepare its monthly, quarterly and annual statements to regulatory authorities.

5.03 Within 60 days after the end of each month, the General Agent shall remit to the Reinsurer the following:

      (a) Reinsurance Premium as collected in accordance with Section 7.06, less;

      (b) ceded portion of Net Paid losses and loss adjustment expenses paid, provided such losses and loss adjustment expenses have not been deducted on behalf of the Company in any previous monthly report.

The positive balance of (a) less (b) shall be remitted by the General Agent with its report. Any balance shown to be due the Company shall be remitted by the Reinsurer as promptly as possible after receipt and verification of the General Agent's report, but no later than 60 days after the end of each month.

                                   ARTICLE VI
                              ERRORS AND OMISSIONS

6.01 The Company shall not be prejudiced in any way by any omission through clerical error, accident or oversight to cede to the Reinsurer any reinsurance rightly falling under the terms of this Agreement, or by erroneous cancellation, either partial or total, or any cession, or by omission to report, or by erroneously reporting any losses, or by any other error or omission, but any such error or omission shall be corrected immediately upon discovery.



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6.02 Should the Company suffer any loss whatsoever, the Reinsurer shall assume loss for its own account and save and hold the Company harmless therefore.

                                   ARTICLE VII
                             PREMIUM AND COMMISSION

7.01 It is understood that the General Agent shall pay, and the Reinsurer shall guarantee, the Company directly a fee within forty-five (45) days following the end of each month (to the Company's designated agent, T.B.A. Insurance Group, Ltd. ("TBA"), as a ceding fee), 7.0% of Net Premiums, and in addition guarantees the amount of assessments and state premium taxes as provided in this Article X. (The ceding fee amount shall be computed on a calendar year basis based on premium written in each annual period ended December 31st.)

"Net Premiums" shall mean the gross premiums (including policy fees) charged on all original and renewal Policies written on behalf of the Company, less return premiums.

7.02 The General Agent shall allow and pay within forty-five (45) days of the end of each month to the Company an amount equal to the state premium tax on the Net Premiums for the past month. Should any additional premium tax be assessed at any time on written premium reinsured hereunder, the Reinsurer shall pay the Company such additional premium tax within (fifteen) 15 days of being informed by the Company of such additional premium tax. The Parties acknowledge that at the effective date of this Agreement, the New York Department of Insurance (or other state agency responsible for collecting premium taxes) may require the payment of estimated premium taxes in advance on a semi-annual basis. The Reinsurer shall, therefore, pay to the Company within five days prior to the due date of any such estimated premium tax payment, the amount that would be due based upon the business produced hereunder.

7.03 The Reinsurer hereby guarantees that (i) the Company will receive the ceding fee provided hereunder irrespective of any events, losses or developments for the term of this Agreement (Such payment is not dependent upon the performance of the General Agent, underwriting experience, loss experience, whether premium is collected or not, or any other event foreseen or unforeseen by the parties at the inception of this Agreement.), and in addition (ii) those amounts described in Section 7.05 of this Agreement and is directly responsible for payment of the amount described in Article X. The Company shall allow return ceding fees on return premiums at the same rates.

7.04 The General Agent shall not seek to recover from the Company, any commissions due under the 2004 Quota Share Reinsurance Agreement and the Reinsurer shall not seek to recover from the Company, any return commissions due under the 2004 Quota Share Reinsurance Agreement. No funds are due the General Agent from the Company under the 2004 Quota Share Reinsurance Agreement.

7.05 It is expressly agreed that the commission allowed the General Agent includes provision for premium taxes and ceding fees. General Agent shall pay to the Company all premium taxes payable for policies subject to reinsurance hereunder. In the event that the ceding fee and premium taxes are not so paid by the General Agent within 60 days following the end of the month, the unpaid balance shall be paid directly to the Company by the Reinsurer

7.06 The General Agent on behalf of the Company shall pay the Reinsurer a premium equal to 5.0% of Net Premium (the "Reinsurance Premium").The Reinsurance Premium is payable by the General Agent on behalf of the Company to the Reinsurer at the time premiums are paid under the 2004 Quota Share Reinsurance Agreement.



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                                  ARTICLE VIII
                                ACCESS TO RECORDS

         The Reinsurer or its duly appointed representatives shall have free access at any and all reasonable times to such books and records of the Company or General Agent, its departmental or branch offices, as shall reflect premium and loss transactions of the Company and/or the business produced hereunder, for the purpose of obtaining any and all information concerning this Agreement or the subject matter thereof. Likewise, the Company or its duly appointed representatives shall have free access at any and all reasonable times to such books and records of the Reinsurer and/or General Agent, its departmental or branch offices as shall reflect premium and loss transactions of the Company and/or the business produced hereunder, for the purpose of obtaining any and all information concerning this Agreement or the subject matter hereof.

                                   ARTICLE IX
                                   ARBITRATION

9.01 As a condition precedent to any right of action hereunder, in the event of any dispute or difference of opinion hereafter arising between the Company and the Reinsurer with respect to this Agreement, or with respect to these Parties' obligations hereunder, it is hereby mutually agreed that such dispute or difference of opinion shall be submitted to arbitration.

9.02 One arbiter (an "Arbiter") shall be chosen by the Company and one Arbiter shall be chosen by the Reinsurer and an umpire (an "Umpire") shall be chosen by the Arbiters, all of whom shall be active or retired disinterested executive officers of property and casualty insurance or reinsurance companies.

9.03 In the event that a party fails to choose an Arbiter within thirty (30) days following a written request by either party to the other to name an Arbiter, the party who has chosen its Arbiter may choose the unchosen Arbiter. Thereafter, the Arbiters shall choose an Umpire before entering upon arbitration. If the Arbiters fail to agree upon the selection for the Umpire within thirty (30) days following their appointment, each Arbiter shall name three nominees, of whom the other shall decline two, and the decision shall be made by drawing lots.

9.04 Each party shall present its case to the Arbiters and Umpire within a reasonable amount of time after selection of the Umpire, unless the period is extended by the Arbiters and the Umpire in writing and/or at a hearing in Dallas, Texas. The Arbiters and Umpire shall consider this Agreement as an honorable engagement, as well as a legal obligation, and they are relieved of all judicial formalities and may abstain from following the strict rules of law regarding entering of evidence. The decision in writing by a majority of the Arbiters and Umpire when filed with the Parties shall be final and binding on the parties. Judgment upon the final decision of the Arbiters and Umpire may be entered in any court of competent jurisdiction.

9.05 In the event of a dispute between the Company and the Reinsurer concerning this Agreement and the General Agency Agreement (regardless of whether either party has claims against the General Agent), the entire dispute between the Company and the Reinsurer shall be subject to arbitration as provided in this
Article IX.



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9.06 The costs of the arbitration, including the fees of the arbitrators and the umpire, shall be borne equally unless the Arbiters and Umpire shall decide otherwise.

9.07 This Agreement shall be interpreted under the laws of Texas and the arbitration shall be governed and conducted according to the Texas General Arbitration Act.

                                    ARTICLE X
                  ASSESSMENTS, ASSIGNMENTS, FINES AND PENALTIES

10.01 The Reinsurer hereby assumes liability for any and all assessments and assignments imposed as a result of Policies reinsured hereunder (whether before or after the termination of this Agreement). The Reinsurer shall immediately reimburse the Company for any assessments made against the Company pursuant to those laws and regulations creating obligatory funds (including, but not limited to, insurance guaranty and insolvency funds), pools, joint underwriting associations, FAIR plans and similar plans. Amounts owed by the Reinsurer under this Section shall be payable directly by the Reinsurer to the Company. The Reinsurer shall be entitled to receive from the Company on or prior to the 31st day of March of each year thereafter (or such date on which such premium taxes are paid) a sum equal to the premium tax credit that is allowed to the Company with respect to such assessments. The premium tax credit allowed the Reinsurer hereunder is to be on a pro-rata and first-in, first-out basis. The Company shall promptly return to the Reinsurer any amount of assessment refunded to or credited to the Company.

10.02 This Agreement shall apply to risks assigned to the Company under any assigned risk plan if, in the reasonable judgment of the Company, such risks were assigned to the Company because of the business written and reinsured hereunder.

10.03 The Reinsurer shall also pay promptly and directly to the Company the fines, penalties and/or any other charge incurred by the Company as respects the business reinsured hereunder arising out of the actions or inactions of the General Agent unless such fines, penalties and/or any other charge was a direct result of any willful misconduct on the part of the Company, which has been finally determined by a court of competent jurisdiction after the exhaustion of all appeals.

10.04 The Reinsurer shall cause the General Agent to act on behalf of the Company to produce, prepare, and file statistical information with the designated statistical reporting bureau. Such costs and expenses shall be remitted in advance by the General Agent, and the Reinsurer hereby guarantees the timely payment of such costs and expenses, to the Company with its monthly account, based on the Company's good faith estimation. Adjustments to the estimation shall be made annually by the Company to reflect the actual costs related to the business produced hereunder. The Reinsurer shall also cause the General Agent to furnish the Company, and other parties as designated by the Company, with monthly, quarterly and annual reports showing statistical data in respect of the business written as required.



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                                   ARTICLE XI
                                PREMIUM FINANCING

         With respect to Policies covered under the provisions of this Agreement, if any premiums are financed, the General Agent shall receive and accept on behalf of the Company all notices required by statute, contract or otherwise to be given to the Company, including, without limitation, notices of the existence of premium finance agreements or of cancellation of policies the premiums of which are financed ("financed policies"). No producing agent or any other agent shall be entitled to receive or accept any notice on behalf of the Company, and the General Agent shall be responsible for and will indemnify and hold the Company harmless from and against any and all liabilities, losses, claims, damages and expenses incurred by reason of or arising out of any action taken or inaction suffered as a result of receipt of any notice by any person, firm or entity other than the General Agent or the Company. Notwithstanding any other term or provision of this Agreement, the General Agent agrees to return and pay over to any premium finance company (whether affiliated with the Company or not) which has sent notice of cancellation of a financed policy to the General Agent, on behalf of the Company, within 30 days of receipt of such notice of cancellation, any and all unearned commissions as of the date of cancellation, together with any and all unearned premiums due any premium finance company. The General Agent agrees to and does hereby relinquish any and all rights to any unearned commissions for any such financed policy as of the date of cancellation. The obligation of the General Agent to refund unearned commissions and unearned premiums on a canceled financed policy shall survive the termination or cancellation of this Agreement for so long as any policy written under the terms of this Agreement remains in force. If the General Agent does not fulfill its obligations to refund unearned commissions and unearned premiums as provided in this Article XI and/or to indemnify the Company as provided in this Article XI, then the Reinsurer shall pay the amount of the refund owed and/or shall indemnify the Company even if the premium finance company is an affiliate of the Company.

                                   ARTICLE XII
                                   INSOLVENCY

12.01 In the event of insolvency of the Company, this reinsurance shall be payable directly to the Company or to its liquidator, receiver, conservator or statutory successor on the basis of the liability of the Company without diminution because of the insolvency of the Company or because the liquidator, receiver, conservator or statutory successor of the Company has failed to pay all or a portion of any claims.

12.02 It is agreed, however, that the liquidator, receiver, conservator or statutory successor of the Company shall give written notice to the Reinsurer of the pendency of a claim against the Company indicating the policy or bond reinsured which claim would involve a possible liability on the part of the Reinsurer within thirty (30) days after such claim is filed in the insolvency, conservation or liquidated proceeding or in the receivership, and that during the pendency of such claim, the Reinsurer may investigate such claims and interpose, at its own expense, in the proceeding where such claim is to be adjudicated, any defense or defenses that it may deem available to the Company or its liquidator, receiver, conservator or statutory successor. The expense thus incurred by the Reinsurer shall be chargeable, subject to the approval of the Court, against the Company as part of the expense of conservation or liquidation to the extent of a pro rata share of the benefit which may accrue to the Company solely as a result of the defense undertaken by the Reinsurer.

12.03 Where two or more reinsurers are involved in the same claim and a majority in interest elect to interpose defense to such claim, the expense shall be apportioned in accordance with the terms of this Agreement as though such expense had been incurred by the Company.

12.04 It is further understood and agreed that, in the event of the insolvency of the Company, the reinsurance under this Agreement shall be payable directly by the Reinsurer to the Company or to its liquidator, receiver or statutory successor, except (i) as provided by applicable law, (ii) where the Agreement specifically provides another payee of such reinsurance in the event of the insolvency of the Company and (iii) where the Reinsurer with the consent of the direct insured or insureds has assumed such policy obligations of the Company as direct obligations of the Reinsurer to the payees under such policies and in substitution for the obligation of the Company to such payees.


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                                  ARTICLE XIII
                                 ALTERNATE PAYEE

13.01 As respects subject business assumed as reinsurance under this Agreement, it is agreed that if the Company has a conservator, liquidator or receiver appointed for it, or becomes the subject of any conservation, liquidation or insolvency proceeding, and the General Agent exercises its option to require the Company to permit all its liabilities under the Policies reinsured hereunder to be assumed by another licensed insurer as is permitted pursuant to the General Agency Agreement, such assuming insurer shall be substituted for the Company as payee of any reinsurance recoverable hereunder in respect of losses under Policies subject hereto, and the Reinsurer, shall make payment thereof directly to the substituted insurer. In the event of assumption, the Company shall, however, be entitled to any fronting fees and other sums owing hereunder with respect to Policies originally issued on its behalf.

13.02 In the event that an assuming insurer is submitted for the Company under
Section 13.01, all the other provisions of this Agreement shall apply to the substituted insurer in the same manner as if said insurer were substituted for the Company as the reinsured party hereunder, and to the extent this Agreement reinsures such substituted insurer, coverage hereunder shall be excluded as respects the Company.

                                   ARTICLE XIV
                            HOLD HARMLESS PROVISIONS

14.01 Notwithstanding anything else contained herein to the contrary, as respects all matters related to this Agreement, in addition to those specific provisions insulating the Company from specific risks hereunder, the Reinsurer hereby covenants and agrees to reimburse and hold the Company harmless from and against every claim, demand, liability, loss, damage, cost, charge, attorneys' fees, expense, suit, order, judgment and adjudication of whatever kind or character regarding (i) this Agreement, (ii) the 2004 Quota Share Reinsurance Agreement, and/or (ii) the business reinsured hereunder (including, but not limited to, underwriting loss, credit loss, and/or run-off expense and/or all legal fees and expenses incurred by the Company in asserting its rights under this Agreement) whether or not such claim, demand, loss, damage, cost, charge, attorneys' fees, expense, suit, order, judgment or liability is within the terms of Policies written and reinsured hereunder. The Reinsurer's obligation hereto relates to, but is not limited to the following: all liability for agents' balances; return premiums and commissions; deceptive trade practice liability; premiums, policy fees or other charges (whether collected or not); costs, liability, damages, fees and/or expenses incurred by the Company due to a lawsuit between the Reinsurer and the General Agent (any dispute involving the Company and the Reinsurer is subject to arbitration); all actions or inactions by General Agent relating to this Agreement, any agreement with a premium finance company or claims administrator; and/or all fees and/or commissions owing to the General Agent under this and the aforementioned related agreements.

14.02 The Company shall not be liable to the Reinsurer for premiums unless the Company itself has actually received those premiums and wrongfully not remitted them to the Reinsurer. The Reinsurer may not offset any balances on account of losses, loss adjustment expenses or any other amounts due except as to premiums actually received by the Company itself (as distinct from premiums not collected, or premiums collected by the General Agent, or premium placed in the premium trust account pursuant to the General Agency Agreement) which have wrongfully not been transmitted to the Reinsurer.

14.03 If for any reason the General Agent fails or is unable to administer the policies reinsured hereunder (whether the Agreement is still in effect or the business is being run-off), (i) the Reinsurer shall appoint a party (acceptable and approved by the Company) to administer the business and the Reinsurer shall be responsible for the cost of said administration and (ii) the General Agent will fully cooperate with the Company (or its designated representative) in providing access to such of the General Agent's personnel, computer systems or other assets or procedures as the Company may deem necessary to provide for an orderly transition of the administration of the Policies reinsured hereunder. If return premiums or other funds need to be returned to premium finance companies, policyholders or sub-agents, the Reinsurer shall pay of these amounts if the successor or administrator does not.

14.04 The Reinsurer shall not sue, or seek arbitration, against the Company for any acts of the General Agent for any monies which the General Agent owes unless the Company has actually received those monies and has wrongfully not remitted them to the Reinsurer; and the Reinsurer shall indemnify the Company for any damages, liabilities and expenses incurred by reason of the General Agent's acts or failure to act. The Company is not responsible for any commissions or other monies payable to the General Agent in connection with this Agreement and the General Agent shall not sue, or seek arbitration against, the Company for any actions by, or debts owing from, the Reinsurer. The Reinsurer shall not seek to recover from, or offset against, the Company any sums, whether premiums or other monies, which the General Agent was unable or unwilling to remit to the Company or the Reinsurer.

14.05 In the event the Reinsurer, or any agent appointed pursuant to this Agreement, binds the Company for insurance coverage on insurance risks which are in excess of the policy limits set forth in Article I, and/or are not within the terms of business specified in Article I, and/or are not within the territory specified in Article I, whether intentional or not, the Reinsurer and General Agent will do such things and take such actions as may be necessary to reduce the Company's exposure to such risks and to hold the Company harmless against any liability or loss which may be incurred by the Company in excess hereof. At the Company's request, the General Agent in accordance with applicable law, and policy terms, shall cancel or not renew any risk bound which is not in conformance with this Agreement. Any such insurance coverage on insurance risks bound contrary to the limitations which are in excess of the policy limits set forth in Article I, and/or are not within the classes of business specified in
Article I, and/or are not within the territory specified in Article I, whether intentional or not, shall be reinsured and subject to this Agreement.

14.06 In furtherance of the protections afforded to the Company under this Agreement, the Reinsurer expressly acknowledges that certain circumstances may come to exist with respect to the Policies reinsured hereunder that require adjustment to the timing of Reinsurer remittances. If, in the sole discretion of the Company, an advance payment or payments of the Reinsurer's obligations under this Agreement is necessary to avoid irreparable harm to the Company, the Reinsurer shall make such payment or payments promptly upon the Reinsurer's receipt of the Company's good faith estimate or calculation of the necessity thereof.

14.07 In the event any provision, term and/or condition of this Agreement (other than the Preamble hereof) is inconsistent with the provision, terms and/or conditions of Section 14.01 above, the provision, terms, and/or conditions of said Section 14.01 above shall control over and supercede such inconsistent provision, terms, and/or conditions.

                                   ARTICLE XV
                       LOSS IN EXCESS OF POLICY LIMITS/ECO

15.01 In the event the Company pays or is held liable to pay an amount of loss in excess of its policy limit, but otherwise within the terms of its policy (hereinafter called "loss in excess of policy limits") or any punitive, exemplary, compensatory or consequential damages, other than loss in excess of policy limits (hereinafter called "extra contractual obligations") because of alleged or actual bad faith or negligence on its part in rejecting a settlement within policy limits, or in discharging its duty to defend or prepare the defense in the trial of an action against its policyholder, or in discharging its duty to prepare or prosecute an appeal consequent upon such an action, or in otherwise handling a claim under a policy subject to this Agreement, 100% of the loss in excess of policy limits and/or 100% of the extra contractual obligations shall be added to the Company's loss, if any, under the Policy involved, and the sum thereof shall be reinsured under this Agreement.

15.02 An extra contractual obligation shall be deemed to have occurred on the same date as the loss covered or alleged to be covered under the Policy.

15.03 Notwithstanding anything stated herein, this Agreement shall not apply to any loss incurred by the Company as a result of any fraudulent and/or criminal act which has been finally determined by a court of competent jurisdiction, after the exhaustion of all appeals, by any officer or director of the Company acting individually or collectively or in collusion with any individual, corporation or any other organization or party involved in the presentation, defense or settlement of any claim covered hereunder.

                                   ARTICLE XVI
                               REGULATORY MATTERS

16.01 It is the Parties' understanding that any premiums which are overdue from the General Agent to the Company may be deemed non-admitted assets. In confirmation of the liabilities assumed by the Reinsurer under this Agreement, the Reinsurer hereby assumes all liability and responsibility for all premiums in the course of collection.

16.02 The Reinsurer shall agree, at no cost to the Company, to take those actions (including, but not limited to, modifications in how funds are handled and how accounts are cleared, settled and the manner in which incurred losses are accounted for) and agree to those arrangements necessary to ensure that the Company suffers no adverse impact because of this reinsurance program and is in compliance with any applicable laws of a state insurance department, insofar as this reinsurance program is concerned.

                                  ARTICLE XVII
                                THE GENERAL AGENT

17.01 The Company, the Reinsurer and the General Agent have entered into a General Agency Agreement effective October 1, 2004 (the "General Agency Agreement"), a complete copy of which is attached hereto as Exhibit "B" and fully incorporated herein by this reference. The Reinsurer has selected the General Agent to administer the business reinsured hereunder. While for regulatory purposes, the General Agent will need to be appointed as the Company's agent, it is recognized that the General Agent is acting on behalf of the Reinsurer. The Company is making no evaluation of the General Agent's qualification, has no obligation to furnish reports or statistics to the Reinsurer, or to monitor the performance of the General Agent. The Company shall file with the State all reports requested by the State based upon information received from the General Agent and Reinsurer.

17.02 The Company will, at the request of the General Agent and the Reinsurer, appoint producing agents to produce business through the General Agent. The Company, in its sole discretion, may refuse to appoint any such agent; provided, however, that such appointment shall not be unreasonably withheld. The General Agent will not establish any sub-general agencies or any agencies with the authority of a general agency. The Reinsurer shall hold the Company harmless from and indemnify it for any damage, liability, claim, expense, cost or fees (including attorneys' fees and expenses) of whatever kind or character caused directly or indirectly by any action of or failure to act, by any such producing agent.

17.03 The General Agent shall be responsible for the control of the producing agents appointed by the Company at the request of and on behalf of the Reinsurer, including compliance with state licensing laws and the financial condition of such agents.

17.04 The Reinsurer shall guarantee payment to the Company of any amounts due the Company (or the Company's designated agent, TBA) from business produced by and/or policies issued by or through the producing agents appointed by the Company at the request of and on behalf of the General Agent and the Reinsurer. The Reinsurer and the General Agent shall be solely responsible for notifying such agents of this Agreement and of any termination hereof, and the Reinsurer shall be responsible for the consequences of any failure to provide such notification.

17.05 The General Agent shall not sue, or seek arbitration, against the Company for any acts of the Reinsurer and shall indemnify and hold the Company harmless from and against any damages, liabilities and expenses incurred by reason of the Reinsurer's acts or failures to act.

17.06 The Company shall conduct or have conducted the examinations of the General Agent as provided in Section 5.13 of the General Agency Agreement. The examinations provided for herein shall be at no cost to the Company, and the Reinsurer shall indemnify and hold the Company completely harmless as respects any liability, damage, charge, cost, fine, or penalty, the Company may incur as a result of such examinations.

                                  ARTICLE XVIII
                   REINSURER OR GENERAL AGENT SALE OR TRANSFER

         The Reinsurer or the General Agent agree to give the Company or its designated agent, TBA, 90 days advance written notice of any sale or transfer of such party's business, or such party's consolidation with a successor firm, in order that the Company may, in its sole discretion:

        (a)   Assign this Agreement to the successor; or

        (b) Enter into a new 2004 Quota Share Reinsurance Agreement with the successor; or

        (c) Terminate this Agreement as provided in Section 4.02(g) of this Agreement.

                                  ARTICLE XIX
                                  MISCELLANEOUS

19.01 This Agreement has been made and entered into in the State of Texas and the Agreement shall be subject to and construed under the laws of the State of Texas. This Agreement shall be deemed performable at the Company's administrative office in Fort Worth, Texas, and it is agreed that the venue of any controversy arising out of this Agreement, or any breach thereof, shall be in Tarrant County, Texas.

19.02 All notices required to be given hereunder shall be deemed to have been duly given by personally delivering such notice in writing or by mailing it, Certified Mail, return receipt requested, with postage prepaid. Any Party may change the address to which notices and other communications hereunder are to be sent to such Party by giving the other Party written notice thereof in accordance with this provision.

19.03 This Agreement shall be binding upon the Parties hereto, together with their respective successors and permitted assigns. Neither the Reinsurer nor the General Agent may assign any of its rights or obligations under this Agreement without the prior written consent of the Company.

19.04 This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

19.05 This Agreement is the entire agreement between the parties and supersedes any and all previous agreements, written or oral, and amendments thereto with respect to the subject matter hereof.

19.06 This Agreement may be amended, modified or supplemented only by a written instrument executed by all Parties hereto.

19.07 A waiver by the Company, Reinsurer or General Agent of any breach or default by the other party under this Agreement shall not constitute a continuing waiver or a waiver by the Company or the Reinsurer of any subsequent act in breach or of default hereunder.

19.08 Headings used in this Agreement are for reference purposes only and shall not be deemed a part of this Agreement.

19.09 The Parties hereto intend all provisions of this Agreement to be enforced to the fullest extent permitted. Accordingly, should a court of competent jurisdiction or arbitration panel determine that the scope of any provision is too broad to be enforced as written, the Parties intend that the court or arbitration panel should reform the provision to such narrower scope as it determines to be enforceable under present or future law; such provision shall be fully severable; this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision were never a part hereof; and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance.

19.10 This Agreement is not exclusive and the Company reserves the right to appoint or contract with other reinsurers, agents and/or managing agents in the territory covered by this Agreement.

19.11 The Reinsurer or General Agent shall not insert any advertisement respecting the Company or the business to be written under this Agreement in any publication or issue any circular or paper referring to the Company or such business without first obtaining the written consent of the Company. The Reinsurer and/or General Agent shall establish and maintain records of any such advertising as required by applicable statutes and regulations.

19.12 Policy cancellations at the Company's request will be made strictly subject to requirements imposed by the Company's underwriting rules and practices or the Reinsurer's underwriting rules and practices, as approved by the Company, and in compliance with applicable statutes and regulations and the applicable provisions contained in this Agreement and the pertinent policy. Such cancellation authority shall be exercised only for causes inherent in the particular risk and shall not be construed as authority to make general or indiscriminate cancellations or replacement of the Policies with those of another Company, except upon specific written instructions from the Company. When directed by the Company, the Reinsurer will cancel any and all Policies produced by it for any reason the Company deems necessary.

19.13 This Agreement shall be interpreted in conformance with applicable Texas law and regulation. If it is found or ordered by a court or regulatory body that a term or provision of this Agreement does not conform to such law or regulation then this Agreement shall be deemed to be amended and modified in accordance with such law. However, where this Agreement is found not to comply with applicable law or regulation, the Company may in its sole discretion terminate this Agreement immediately and without prior notice.

19.14 The Company agrees that the Reinsurer shall have the right, with the approval of the Company, to determine the rates and prepare the rate filing for the Company to file during the term of this Agreement and during the term of the run-off. The Reinsurer and General Agent understand and agree that no business shall be produced, until a written approval of the applicable rate rules and forms is received from the regulatory authority of competent jurisdiction.

                                   ARTICLE XX
                    LOSS AND UNEARNED PREMIUM RESERVE FUNDING

20.01 The Reinsurer will secure its obligations under this Agreement via a Security Fund Agreement or letter of credit to be obtained by the Reinsurer in favor of the Company, which letter of credit shall be in all respects acceptable to the Company.

       (a)    At a minimum, the letter of credit must:

              (i) comply with the provisions of Texas Insurance Code, art 5.75-1(d)(3) and 28 Texas Administrative Code 7.610;and;

              (ii) be issued by a Qualified United States Financial Institution (as defined by the foregoing statute and regulation).

       (b) The Company may draw the full amount of the letter of credit to satisfy, in whole or in part the obligations of reinsurer hereunder or, if:

              (i) the Reinsurer fails to comply with the provisions of this Article; or

              (ii) the issuer of the letter of credit gives the Company notice of cancellation or non-renewal under the evergreen provisions of the letter of credit.

20.02 Within ten business days after the General Agent's monthly report reflects the Loss Ratio (as hereinafter defined) is 75% or greater, the Reinsurer shall obtain or establish a Trust Account via a Security Fund Agreement or a letter of credit in an amount equivalent to 25% of the earned premium balance. Subsequently, for each 25% increase in the Loss Ratio, as reflected on the General Agent's monthly account, the Trust Account or letter of credit shall be increased in increments of 25% of the earned premium balance. (For example, if the Loss Ratio is 75%, the Trust Account or letter of credit shall reflect a balance of 25% of the earned premium balance, if the Loss Ratio is 100%, the Trust Account or letter of credit shall reflect a balance of 50% of the earned premium balance.) Conversely, for each 25% decrease in the Loss Ratio, as reflected on the General Agent's monthly account, the Trust Account or letter of credit shall be decreased in increments of 25% of the earned premium balance.

20.03 If at any time, based upon the monthly reporting provided to the Company under this Agreement, it shall be determined by the Company or the Reinsurer that the amount of the Trust Account or letter of credit may not be equivalent to the percentage of earned premium as required in Section 20.02, then the Reinsurer shall immediately increase the amount of the Trust Account or letter of credit to an amount equivalent to such amount. The Company shall, at all times the Loss Ratio is in excess of 75%, be in possession of a Trust Account or letter of credit equivalent to the percentage of earned premium as required in
Section 20.02.

20.04 "Loss Ratio" as used herein shall mean the ratio of the Company's incurred losses for any one agreement year to its subject net earned premium for the same agreement year. "Subject net earned premium" as used herein shall mean the Company's net written premium allocated to the agreement year (i.e., net of cancellations and return amounts and net of amounts ceded by the Company for reinsurance which inures to the benefit of this Agreement), less the unearned portion thereof as of the effective date of calculation. "Net paid losses" as used herein shall mean net losses and loss adjustment expenses incurred, and any and all other costs, expenses or liabilities, including loss in excess of policy limits and extra contractual obligations, plus any assignments and/or assessments.

20.05 The Company shall be entitled at any time, at its expense, to engage an independent actuary to review the Loss Ratio and corresponding letter of credit balance. In the event of a dispute or difference of opinion between the amount of earned premiums or Loss Ratio, as determined by the actuary engaged by Company, and such amounts as determined by the Reinsurer or its affiliate, the amounts determined by the actuary engaged by Company shall govern for purposes of determining the appropriate balance of the letter of credit required under this Agreement.

                                   ARTICLE XXI
                      T.B.A. INSURANCE GROUP, LTD. ("TBA")

         The Company has contracted with TBA as its designated intermediate agent to perform certain duties on the Company's behalf and to issue certain checks on behalf of the Company in exchange for certain fees. The Reinsurer agrees that TBA is to bear no business, credit or insurance risk and can bear no liability whatsoever to the Reinsurer save liability for any actual fraud or violation of criminal law it commits, which has been finally determined by a court of competent jurisdiction after the exhaustion of any appeals. TBA shall receive all the protections from liability which are contained herein for the benefit of the Company.

                                  ARTICLE XXII
                                 SAVINGS CLAUSE

22.01 If any law or regulation of any Federal, State or local government of the United States of America, or the ruling of officials having supervision over insurance companies, should prohibit or render illegal this Agreement, or any portion thereof, as to risks or properties located in the jurisdiction of such authority, either the Company or the Reinsurer may upon written notice to the other suspend or abrogate this Agreement insofar as it relates to risks or properties located within such jurisdiction to such extent as may be necessary to comply with such law, regulations or ruling. Such illegality shall in no way affect any other portion thereof; provided, however, that the Reinsurer or the Company may terminate or suspend this Agreement insofar as it relates to the business to which such law or regulation may apply.

22.02 This Agreement shall be interpreted in accordance with the laws of the State of Texas. All provisions of this Agreement are intended to be enforced to the fullest extent permitted. Accordingly, should a court of competent jurisdiction or arbitration panel determine that the scope of any provision is too broad to be enforced as written, the Parties intend that the court or arbitration panel should reform the provision to such narrower scope as it determines to be enforceable under present or future law; such provision shall be fully severable; this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision were never a part hereof; and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance; provided, however, that where this Agreement is so found not to comply with applicable law or regulation, the Company may in it sole discretion terminate this Agreement immediately without prior notice.

IN WITNESS WHEREOF, the Parties hereto by their respective duly authorized representatives have executed this Agreement as of the date first above mentioned.

DATED: December 27, 2004                  STATE NATIONAL INSURANCE COMPANY, INC.
       --------------------


                                          BY: /s/ Terry Ledbetter
                                              --------------------------------

                                          ITS: President
                                               -------------------------------


DATED: October 13, 2004                   TOWER INSURANCE COMPANY OF NEW YORK
       --------------------


                                          BY: /s/ Marina Contiero
                                              --------------------------------

                                          ITS: Vice President
                                               -------------------------------


DATED:  October 13, 2004                  TOWER RISK MANAGEMENT CORPORATION
        -------------------


                                          BY: /s/ Marina Contiero
                                              --------------------------------

                                          ITS: Vice President
                                               -------------------------------

                                TABLE OF CONTENTS
 ARTICLE                                                                    PAGE

          Preamble                                                           1

  1       Business Reinsured                                                 1

  2       Original Conditions                                                2

  3       Commencement, Termination, Terms & Conditions                      2

  4       Loss and Loss Adjustment Expense                                   3

  5       Reports and Remittances                                            4

  6       Errors and Omissions                                               5

  7       Premium and Commission                                             6

  8       Access to Records                                                  7

  9       Arbitration                                                        7

  10      Assessments, Assignments, Fines and Penalties                      8

  11      Premium Financing                                                  9

  12      Insolvency                                                         9

  13      Alternate Payee                                                   10

  14      Hold Harmless Provisions                                          10

  15      Loss in Excess of Policy Limits/ECO                               12

  16      Regulatory Matters                                                12

  17      The General Agent                                                 12

  18      Reinsurer or General Agent Sale or Transfer                       13

  19      Miscellaneous                                                     14

  20      Loss and Unearned Premium Reserve Funding                         15

  21      T.B.A. Insurance Group, Ltd. ("T.B.A.")                           17

  22      Savings Clause                                                    17

                    EXCESS OF LIABILITY REINSURANCE AGREEMENT

                                      AMONG

                     STATE NATIONAL INSURANCE COMPANY, INC.,

                                       AND

                       TOWER INSURANCE COMPANY OF NEW YORK

                                       AND

                        TOWER RISK MANAGEMENT CORPORATION


                           EFFECTIVE: OCTOBER 1, 2004